ANNEX A
Filed Pursuant to Rule 433
Registration Statement No. 333-136681
September 14, 2006
PRICING TERM SHEET
Issuer: International Lease Finance Corporation
Issue of Securities: Medium Term Notes, Series R
Principal Amount: $850,000,000
Coupon:
Interest Payment Dates: Semi-annually in arrears on the 20th of March and 20th of September, commencing on March 20, 2007
Maturity: September 20, 2013
Initial Price to Public:
Optional Redemption: None
Minimum Denomination: $1,000 x $1,000
Settlement Date: September 19, 2006
CUSIP: 45974VA81
Underwriters:
Deutsche Bank
HSBC
Lehman Brothers
The issuer has filed a registration statement (including a prospectus)with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the documents incorporated by reference therein and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Lehman Brothers toll-free at 1-888-603-5847.